Exhibit 99.1

LabOne Reports Second Quarter Earnings

LENEXA, Kan., Aug 08, 2005 (BUSINESS WIRE) -- LabOne, Inc. (Nasdaq:LABS) today reported revenues of $127.6 million for its second quarter ended June 30, 2005, an increase of $10.1 million or 9% over the second quarter 2004. Compared to revenues for the same quarter last year, risk assessment services increased 2% to $67.3 million, healthcare increased 17% to $47.5 million and substance abuse testing increased 19% to $12.8 million. The company reported net earnings of $7.8 million or $0.44 per diluted share compared to $6.3 million or $0.36 per diluted share for the second quarter 2004.

For the second quarter 2005, operating earnings were $13.8 million compared to $11.2 million the same period last year, an increase of $2.6 million or 23%. Second quarter 2005 operating earnings comprised $11.3 million for risk assessment, $11.0 million for healthcare and $2.4 million for substance abuse testing, offset by $10.9 million for corporate selling, general and administrative expenses. This compares to operating earnings of $13.7 million for risk assessment, $5.5 million for healthcare and $1.8 million for substance abuse testing, offset by $9.7 million for corporate selling, general and administrative expenses for the same period in 2004.

For the six months ended June 30, 2005, the company reported revenues of $252.0 million compared to $230.3 million the same period last year. For the six months ended June 30, 2005, revenues attributable to risk assessment services increased 4% to $134.4 million, healthcare increased 14% to $93.5 million and substance abuse testing increased 28% to $24.0 million. Net earnings for the six months was $14.7 million or $0.83 per diluted share compared to $12.2 million or $0.70 per diluted share for the same period in 2004.

For the six months ended June 30, 2005, operating earnings were $26.5 million compared to $22.0 million for the same period last year. For the six months ended June 30, 2005, operating earnings comprised $24.1 million for risk assessment, $20.7 million for healthcare and $3.7 million for substance abuse testing, offset by $22.0 million for corporate selling, general and administrative expenses. This compares to operating earnings of $26.0 million for risk assessment, $12.3 for healthcare and $3.1 million for substance abuse testing, offset by $19.4 million for corporate selling, general and administrative expenses for the same period in 2003.

"We are pleased to announce another quarter of improved revenues and earnings," said W. Thomas Grant II, chairman, president and CEO of LabOne. "Healthcare testing revenues increased 17% and substance abuse testing increased 19% compared to the second quarter of 2004. We continue to be impacted by decreases in life insurance underwriting activity reflected by a 9% decline in life insurance laboratory testing revenues. However, we realized a 10% increase in paramedical examination revenues and a 4% increase in other insurance services revenues."

About LabOne, Inc.

Headquartered in the Greater Kansas City area, LabOne is a diagnostic services provider. The services and information LabOne and its subsidiaries provide include: risk assessment information services for the insurance industry; diagnostic healthcare testing to physicians, hospitals, managed care organizations and employers; and substance abuse testing services and related employee qualification products to employers and the government.

Forward-Looking Statements

This press release may contain "forward-looking statements." Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission ("SEC"), including the Company's 2004 Annual Report on Form 10-K.

SELECTED FINANCIAL DATA
(in thousands, except per share data)

                 Three months ended         Six months ended
                       June 30,                  June 30,
                   2005      2004 % change   2005       2004  % change
             -----------------------------  --------------------------

Sales             $127,648  $117,483    9%  $251,959   $230,308    9%
Net earnings      $  7,822  $  6,287   24%  $ 14,690   $ 12,167   21%
Basic earnings
 per share        $   0.45  $   0.37        $    0.84  $   0.72
Diluted earnings
 per share        $   0.44  $   0.36        $    0.83  $   0.70
Total assets      $370,601  $312,106
Working capital   $ 78,440  $ 52,133

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

                                                June 30,  December 31,
                                                  2005        2004
                                                --------- ------------
Assets
Current assets:
  Cash and cash equivalents                     $ 24,322     $ 24,070
  Accounts receivable, net of allowance for
   doubtful accounts of $5,567 in 2005 and
   $4,594 in 2004                                 80,659       73,027
  Inventories                                      7,800        7,473
  Prepaid expenses and other current assets        5,429        6,506
  Deferred income taxes                            8,644        5,556
                                                --------- ------------
     Total current assets                        126,854      116,632

Property, plant and equipment, net                82,011       62,860
Goodwill                                         138,559      138,163
Intangible assets, net                            18,833       20,860
Other long-term assets                             4,344        4,707
                                                --------- ------------

     Total assets                               $370,601     $343,222
                                                ========= ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                               $27,872      $20,467
  Accrued payroll and benefits                    14,740       17,131
  Other accrued expenses                           3,952        3,381
  Current portion of long-term debt                1,850        1,925
                                                --------- ------------
     Total current liabilities                    48,414       42,904

Deferred income taxes                              9,859        8,694
Long-term debt                                   111,494      111,549
Other                                                211          108
                                                --------- ------------
     Total liabilities                           169,978      163,255

Commitments and contingencies

Stockholders' equity:
  Common stock, $0.01 par value per share.
   Authorized 40,000,000 shares; issued
   18,027,729 shares                                 180          180
  Additional paid-in capital                      89,826       87,027
  Retained earnings                              117,664      102,974
  Accumulated other comprehensive loss              (187)         (94)
  Treasury stock of 539,785 shares in 2005 and
   796,260 shares in 2004, at cost                (6,860)     (10,120)
                                                --------- ------------
     Total stockholders' equity                  200,623      179,967
                                                --------- ------------

     Total liabilities and stockholders' equity $370,601     $343,222
                                                ========= ============

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                              Three months ended    Six months ended
                                   June 30,             June 30,
                                2005      2004       2005      2004
                              --------- ---------  --------- ---------

Sales                         $127,648  $117,483   $251,959  $230,308
Cost of sales:
  Cost of sales expenses        84,462    78,932    166,302   155,002
  Depreciation and
   amortization                  1,744     1,675      3,300     3,223
                              --------- ---------  --------- ---------
    Total cost of sales         86,206    80,607    169,602   158,225
                              --------- ---------  --------- ---------
Gross profit                    41,442    36,876     82,357    72,083

Selling, general and
 administrative:
  Selling, general and
   administrative expenses      24,608    23,226     50,084    45,290
  Depreciation and
   amortization                  3,000     2,401      5,780     4,832
                              --------- ---------  --------- ---------
    Total selling, general
     and administrative         27,608    25,627     55,864    50,122
                              --------- ---------  --------- ---------
Operating earnings              13,834    11,249     26,493    21,961

Other income (expense):
  Interest income                  188        61        337        67
  Interest expense              (1,275)   (1,256)    (2,552)   (2,474)
  Other, net                       (89)       21        (80)       (5)
                              --------- ---------  --------- ---------
    Total other expense, net    (1,176)   (1,174)    (2,295)   (2,412)
                              --------- ---------  --------- ---------
Earnings before income taxes    12,658    10,075     24,198    19,549
Provision for income taxes       4,836     3,788      9,508     7,382
                              --------- ---------  --------- ---------

Net earnings                  $  7,822  $  6,287   $ 14,690  $ 12,167
                              ========= =========  ========= =========

Earnings per common share:
  Basic                       $   0.45  $   0.37   $   0.84  $   0.72
  Diluted                     $   0.44  $   0.36   $   0.83  $   0.70

Weighted average common
 shares outstanding:
  Basic                         17,470    17,060     17,386    17,002
  Diluted                       17,874    17,473     17,790    17,448

SOURCE: LabOne, Inc.

LabOne, Inc.
John McCarty, EVP and CFO, 913-577-1244
john.mccarty@LabOne.com